Exhibit 99.1

Sutter Rock Capital Corp. Expands Into Private Credit with Appointment of

Industry Veteran Keri Findley as Senior Member of Investment Committee

Former Third Point Partner Is a Pioneer in Private Credit and Alternative Lending Models

SAN FRANCISCO, Calif., February 28, 2020 – (GLOBE NEWSWIRE) Sutter Rock Capital Corp. (“Sutter Rock” or the “Company”) (Nasdaq:SSSS) today announced the appointment of Keri Findley as a Senior Managing Director and Senior Member of the Investment Committee as the publicly-traded venture capital firm prepares to expand its strategy to include credit investments.

As a member of the Investment Committee, Ms. Findley will help Sutter Rock find investment opportunities and explore partnerships with other managers by spearheading an investment focus in private credit. She will provide strategic guidance throughout the investment process, from sourcing to acquisition, in addition to advising current portfolio companies. The addition of Ms. Findley and the execution of this strategy will enable Sutter Rock to broaden its suite of capital solutions to current and prospective portfolio companies.

"Almost no one in the industry knows private credit as well as Keri. We believe her expertise and leadership in executing this unique investment strategy will be complementary to our current equity approach," said Mark Klein, President and Chief Executive Officer of Sutter Rock. "Keri will be a huge asset for Sutter Rock as we develop and execute new investment strategies focused on private credit that Keri has pioneered and implemented with great success. The expansion of our investment strategy to include credit investments will enable Sutter Rock to create value not only for our current and future portfolio companies by expanding our capital solutions, but also for our shareholders. This complementary investment strategy continues to highlight our priority to drive shareholder value as it will generate recurring investment interest income and, over time, could result in a regular dividend stream to our investors."

"I'm delighted to work with Sutter Rock on their new investment strategy," said Ms. Findley. "When I was at Third Point, I became obsessed with cracking the code for unique credit investments. I feel I have had considerable success in that area over the past few years and am now ready to leverage my experience to help Mark and his team deliver superior returns to Sutter Rock shareholders. Sutter Rock checked all the right boxes and I am eagerly anticipating helping the company go down this new path to the benefit of all stakeholders."

Since 2017, Ms. Findley has lent funds to leading venture-backed businesses via a unique model she developed. Prior to her work with venture-backed businesses, Ms. Findley was a partner at Third Point LLC, an SEC- registered investment advisor founded by Daniel S. Loeb, with approximately $15.0 billion of assets under management. Ms. Findley joined Third Point LLC in 2009 and focused on distressed investments including distressed financial securities mortgage securities. Ms. Findley was previously at D.B. Zwirn. Ms. Findley earned a BS in Operations Research from Columbia University. Ms. Findley will continue her other positions.

About Sutter Rock Capital Corp.

Sutter Rock Capital Corp. (Nasdaq:SSSS) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. The fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. Sutter Rock is headquartered in San Francisco, CA. Connect with the company on Twitter, LinkedIn, and at www.sutterrock.com.

Forward-Looking Statements

Statements included herein, including statements regarding Sutter Rock's beliefs, expectations, intentions or strategies for the future, may constitute "forward-looking statements". Sutter Rock cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause Sutter Rock's actual results to differ from management's current expectations are contained in Sutter Rock's filings with the Securities and Exchange Commission. Sutter Rock undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this press release.

Contact

Sutter Rock Capital Corp.

(650) 235-4769

IR@sutterrock.com

Media Contact

Bill Douglass

Gotham Communications, LLC

Communications@sutterrock.com